UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) November 8, 2006

                              BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)


         Delaware                        1-8712                   62-0721803
(State or other jurisdiction          (Commission                (IRS Employer
of incorporation)                     File Number)           Identification No.)


                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip Code)

                                 (864) 271-7733
              (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b)On November 8, 2006, the Board of Directors of Bowater elected David J. Paterson as Chairman, effective January 1, 2007. Mr. Paterson will assume the duties of Chairman from Arnold M. Nemirow, who has held the position since 1996 and, as previously announced and as confirmed by Mr. Nemirow on November 8, is retiring from Bowater' Board of Directors as of December 31, 2006. A copy of the news release confirming Mr. Nemirow's retirement is attached as Exhibit 99.1.

     On November 8, 2006, R. Donald Newman announced his retirement as Executive Vice President and Chief Operating Officer of Bowater, effective December 1, 2006. A copy of the news release announcing Mr. Newman's retirement is attached as Exhibit 99.1.


Item 8.  Other Events

     On November 8, 2006, the Board of Directors of Bowater approved the reduction of the number of directors constituting the Board of Directors of Bowater from eleven to ten, effective January 1, 2007.


Item 9.01.  Financial Statements And Exhibits

(c)      Exhibits.

99.1     News Release of Bowater Incorporated dated October 26, 2006

     On November 9, 2006, Bowater Incorporated issued a news release confirming the retirement of Arnold M. Nemirow and announcing the retirement of R. Donald Newman. A copy of the news release is attached hereto as Exhibit 99.1.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            BOWATER INCORPORATED
                                            (Registrant)

November 15, 2006                   By: /s/ Ronald T. Lindsay
                                       -----------------------------------------
                                       Name:   Ronald T. Lindsay
                                       Title:  Executive Vice President-
                                               General Counsel and Secretary

                                    EXHIBITS

99.1 News release issued by Bowater Incorporated on November 9, 2006